Exhibit 99.1

MYDX RECRUITS MR. CANNABIS GROUP TO OPERATE COMPANY

La Jolla, CA, Nov. 12, 2018 (GLOBE NEWSWIRE) -- MyDx, Inc. (OTC: MYDX) (the “Company”), a leader in science based cannabis health technologies, is proud to announce that it has successfully recruited the Mr. Cannabis Group to operate the Company effective immediately.

MyDx Recruits Mr. Cannabis Group to Operate Company. From Left to Right: Justin Vincent, Matt Bucciero, Jory Wolf, Erai Beckmann, and Daniel Yazbeck.

Erai Beckmann and the Mr. Cannabis Group

Mr. Beckmann is an accomplished thought leader and influencer in the southern California cannabis industry, and is recognized as “Mr. Cannabis”.  In 2015, Erai helped federally legalize medical THC and CBD in the country of Brazil.  Since then, he has advised major pharma groups to help them with their global CBD R&D efforts.  As a result of his work with big pharma, and his own cannabis lobbying experience in Latin America, he co-founded Humanity, Inc., which believes it will produce the world’s first nootropics-infused microdosed cannabis pill. Humanity has already succeeded in raising capital, securing multiple legal cannabis licenses in the city of San Diego, one of which is being utilized by MyDx to support MyDx360 customers.

“Erai and I have known eachother since the early years of MyDx,” stated Daniel Yazbeck, founder of MyDx. “We reconnected as friends in late 2017, and since his involvement in the Company, he has helped more clearly delineate the focus of MyDx towards improving and expanding our database and further strengthening our value as a future partner to the pharmaceutical industry.  Based on his experience and objectives with big pharma, he further helped us recognize our already existing position as a leader in cannabis health technology, something his team will be focused on expanding as they take over the full time operations of the Company.”

Mr. Beckmann’s purpose in forming the Mr. Cannabis Group was to bring together a team of seasoned entrepreneurs with an existing track record as successful operators, investors, legal license holders, and lobbyists in the cannabis industry. The team’s immediate mission is to take a laser focused approach to capitalize on the legal cannabis market in California.

The Mr. Cannabis Team members supporting MyDx include Erai Beckmann, Matt Bucciero, Jory Wolf, Justin Vincent and Derrick Scallet.

“I’ve built a team of investors and entrepreneurs with an already existing proven track record of success in the Cannabis industry,” stated Erai Beckmann, founder of the Mr. Cannabis Group. “Having already successfully raised funds, achieved legal licensing, launched brands and realized revenues, I recognized the need for proven superstars with a solid foundation of successful operations and high finance solely focused on supporting companies in the cannabis industry,” concluded Mr. Beckmann.

“I am confident that the Mr. Cannabis Group as a team have a greater capacity to scale MyDx than I could on my own as an individual at this time.  The Mr. Cannabis Group will be taking over my current full-time day to day responsibilities at MyDx,” stated Mr. Yazbeck, who has been managing the public Company as its CEO and CFO, as well handling all responsibilities related to product development, marketing, revenue generation as well as legal and operations.  “We have structured an agreement where the Mr. Cannabis Group’s sole incentive is to have MyDx succeed by driving shareholder value through fundraising, bottom line increase in revenue, new business development, expanding the scientific position of the Company, and strengthening the growth and IP surrounding MyDx’s unique database and mobile applications,” stated Mr. Yazbeck, who will remain the Chairman of the Board of MyDx.

The full agreement is referenced in the most recent Form 8K that can be found here.

Renewed Focus for MyDx

“Over the past few months, I’ve had a chance to sit down with the Mr. Cannabis Team and review the needs of MyDx, establish the steps needed to ensure a successful transition for long term success, and to come to an equitable agreement that is in the best interest of the Company and its shareholders,” stated Mr. Yazbeck.  “It became clear to everyone that Mr. Matt Bucciero, one of the senior members of the Mr. Cannabis team, with over 15 years in the cannabis industry, the public markets, investment banking and private equity, would be the ideal candidate to step in as CEO. Mr. Bucciero has a passion for the MyDx vision and see’s enormous potential in tracking data related to the cannabis consumer experience,” concluded Mr. Yazbeck.

“I’m grateful for the opportunity to step into MyDx and take on this role.  I recognize the Company, in my opinion, is undervalued, and look forward to an exciting future at MyDx. We will employ a data-driven, user focus aimed at improving the cannabis experience for consumers worldwide,” stated Matt Bucciero, newly appointed CEO of MyDx. “We are here to make an impact, focused on an improved bottom line, starting with our EcoSmartPen deployment in early 2019,” concluded Mr. Bucciero.

In addition to Mr. Bucciero, the Mr. Cannabis group will take a team approach to ensure success for the MyDx shareholders. As part of that team, Mr. Jory Wolf will lead all business development activities in the Company, focused on the deployment of our products to the medical and recreational cannabis industries nationwide. Dr. Justin Vincent will serve as the Head of the Scientific Board, focusing on development of our data algorithms. Additionally, Mr. Beckmann will join Mr. Yazbeck on the Board of Directors of MyDx.

Regarding the opportunity to add Justin Vincent, who has been named one of the world’s most influential scientific minds by Clarivate Analytics every year since 2014, to lead the Scientific Advisory Board at MyDx, Matt Bucciero stated, “The Mr. Cannabis team was brought on to usher in a new era at MyDx and the opportunity to add Justin to the MyDx team was imperative to our approach. His ability to both aggregate and assimilate data in a meaningful way will provide significant value to the consumer and strengthen our data-centric approach.”

Mr. Cannabis Team Members Joining MyDx

Matt Bucciero, CEO of MyDx

Matt began his career at Legg Mason Investments working in the international mutual fund group and, after moving to the west coast, helped oversee $10+ billion in structured real estate assets for Fortress Investment Group, the first large, publicly traded private equity firm in the US. Prior to joining the cannabis industry, he managed over $500 million in real estate acquisitions and dispositions between private equity groups Pathfinder Partners and Sovereign Capital in San Diego.

Matt started in the cannabis industry over 4 years ago as a founder of Green Capital Ventures and the Gridiron Cannabis Coalition/Foundation. At Green Capital, Matt consulted with dozens of businesses on licensing, compliance, business efficiencies and scalability in addition to working on legislation in California and several states nationwide. He started Gridiron Cannabis Foundation, comprised of current and former NFL players, focusing on research and education with cannabis for traumatic brain injury and long term physical pain. More recently, Matt founded The Acentus Group, helping unique cannabis businesses implement operational efficiencies and develop business practices that ensure fiscal compliance and improved market share. He has specialized in establishing value add partnerships between top producers and large equity groups developing brands that can scale to market leaders in the cannabis industry. Matt has a BS in Finance from Lehigh University.

Justin Vincent, Head of the MyDx Scientific Advisory Board

With 15 years of experience working on teams of software developers, engineers, and data analysts in the medical imaging field, Justin possesses a formidable background in project management, algorithm development, software engineering, statistics, and data science. Justin was a postdoctoral research fellow in the Neurobiology Department at Harvard Medical School and Massachusetts General Hospital. Justin has co-authored one patent and twenty peer-reviewed publications in journals such as Nature and the Proceedings of the National Academy of Sciences. Collectively, his scientific publications have garnered over 16,000 citations, which led Clarivate Analytics to identify him as one of the world’s most influential minds every year since 2014. In addition to his work in science, Justin has significant entrepreneurial experience from his previous role as Chief Technology Officer for two cannabis distribution startups in California.  Justin is a graduate of the Cognition, Brain, and Behavior doctoral program at Harvard University.

Jory Wolf - VP of Business Development

Jory has been a cannabis consultant for the past 3 years. He has consulted local authorities throughout the state of California as well as many well known and extremely successful cultivation, manufacturing and retail brands. Working in the small business and financial industry has provided Jory with the first-hand experience of understanding the issues that cannabis businesses face, especially with respect to investments, financing and operations. Jory helps the Mr. Cannabis group’s partners develop and maintain policies, procedures, processes and risk mitigation best practices as well as manage and perform day-to-day internal operational tasks that are associated with the most successful cannabis operations. Jory’s specialty is a comprehensive approach to the business side of cannabis that is necessary to ensure the future viability and legal protection of any recreational cannabis business. Jory also specializes in deal structure and analysis for the Mr. Cannabis group having completed multiple private and public investments and acquisitions in the cannabis space over the past 2 years.

About MyDx, Inc.

MyDx, Inc. (OTC: MYDX) is a leader in science based cannabis health technology with a focus on understanding the cannabis brand preferences of consumers and patients. MyDx is working on implementing this vision by creating some of the most advanced consumer smart devices, applications, and services all working together towards creating one of the largest crowdsourced databases of consumer and patient feedback that ties physiological effects to specific cannabinoid and terpene profiles. The company believes this is the kind of database that can drive the future of medicine for the global cannabis industry.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at https://ir.mydxlife.com/all-sec-filings or www.sec.gov.

Investor Contact:
MyDx Shareholder Communications
800.814.4550 ext. 4
ir@mydxlife.com

4